UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2026

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West 13th Street, 3rd Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events.

On November 2, 2026, FTAI Aviation Ltd. (“FTAI Aviation” and, together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”) announced that FTAI Aviation Investors LLC, its subsidiary (the “FTAI LLC” or the “Issuer”), priced its previously announced private offering (the “Private Offering”) of $1.0 billion aggregate principal amount of 7.125% senior notes due 2034 (the “Notes”). The Notes will bear interest at 7.125% per annum and will be issued at an issue price equal to 100% of principal, plus accrued interest, if any, from November 6, 2026. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by FTAI Aviation and by each of the Issuer’s subsidiaries that guarantees the Issuer’s Fourth Amended and Restated Credit Agreement, dated as of April 24, 2026 (as amended, the “Revolving Credit Facility”) and existing senior notes on the date of issuance of the Notes.

The Issuer intends to use a portion of the net proceeds from the Private Offering to (i) repay in full all amounts outstanding under the Revolving Credit Facility (incurred to fund FTAI Aviation’s accelerated share repurchase program) without a reduction in commitments, (ii) redeem $500.0 million in aggregate principal amount of the Issuer’s 5.50% Senior Notes due 2028 (the “2028 Notes”) and (iii) pay fees and expenses related to the foregoing transactions.

The Notes were offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this Current Report on Form 8-K filed pursuant to Item 8.01 does not constitute a notice of redemption with respect to the 2028 Notes or an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the Private Offering or the Issuer’s anticipated use of the net proceeds from the Private Offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI AVIATION LTD.

	By:	/s/ Nicholas McAleese
	Name:	Nicholas McAleese
	Title:	Chief Financial Officer

Date: November 2, 2026